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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lear Corporation of our report dated March 31, 1999 relating to the financial statements of UT Automotive, Inc. (formerly a wholly-owned operating segment of United Technologies Corporation), appearing in Lear Corporation's Current Report on Form 8-K dated May 4, 1999.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
January 14, 2000